UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

Mid-Con Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

(Address of principal executive offices)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2011, Mid-Con Energy Partners, LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, Mid-Con Energy GP, LLC (the “General Partner”), Mid-Con Energy Properties, LLC (the “Operating Subsidiary” and together with the Partnership and the General Partner, the “Partnership Parties”), Mid-Con Energy I, LLC (“Mid-Con I”), Mid-Con Energy II, LLC (together with Mid-Con I, the “Mid-Con Predecessors,” and collectively with the Partnership Parties, the “Mid-Con Parties”) and RBC Capital Markets, LLC, Raymond James & Associates, Inc., Wells Fargo Securities, LLC and the other underwriters party thereto (collectively, the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 5,400,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $18.00 per Common Unit ($16.8075 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 810,000 Common Units on the same terms to cover over-allotments, if any.

The material terms of the Offering are described in the prospectus, dated December 14, 2011 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on December 16, 2011 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-176265), initially filed by the Partnership on August 12, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Mid-Con Parties and customary conditions to closing, obligations of the parties and termination provisions. The Mid-Con Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on December 20, 2011. The Partnership will receive net proceeds (after deducting underwriting discounts, a structuring fee and estimated offering expenses) from the Offering of approximately $87.4 million. As described in the Prospectus, the Partnership will use the net proceeds of the sale of the Common Units to:

•

distribute approximately $105.7 million to the holders of interests in the Mid-Con Predecessors as the cash portion of the consideration in respect of the merger of the Mid-Con Predecessors into the Operating Subsidiary at closing;

•	repay in full $20.2 million of indebtedness outstanding under existing credit facilities; and

•

acquire, for aggregate consideration of approximately $6.0 million, certain working interests in the Cushing Field from J&A Oil Company, L.L.C. and Charles R. Olmstead and interests in certain derivative contracts from J&A Oil Company, L.L.C.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure.

On December 14, 2011, the Partnership announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 14, 2011, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC, Mid-Con Energy Properties, LLC, Mid-Con Energy I, LLC, Mid-Con Energy II, LLC and RBC Capital Markets, LLC, Raymond James & Associates, Inc., Wells Fargo Securities, LLC and the other underwriters party thereto.

99.1	Mid-Con Energy Partners, LP Press Release dated December 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 19, 2011

Mid-Con Energy Partners, LP

By:	Mid-Con Energy GP, LLC, its general partner

By:	/s/ Charles R. Olmstead
Charles R. Olmstead, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 14, 2011, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC, Mid-Con Energy Properties, LLC, Mid-Con Energy I, LLC, Mid-Con Energy II, LLC and RBC Capital Markets, LLC, Raymond James & Associates, Inc., Wells Fargo Securities, LLC and the other underwriters party thereto.

99.1	Mid-Con Energy Partners, LP Press Release dated December 14, 2011.